UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

700 Hansen Way

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Telik, Inc. was held on May 19, 2011. Proxies for the meeting were solicited by our Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting of Stockholders, 50,237,523 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Edward W. Cantrall, Ph.D. and Steven R. Goldring, M.D. were elected as directors to hold office until the 2014 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes

Edward W. Cantrall, Ph.D.	32,865,161	206,983	17,165,388

Steven R. Goldring, M.D.	32,802,243	269,901	17,165,388

In addition to the directors elected above, Richard B. Newman, Esq., Herwig von Morzé, Ph.D., and Michael M. Wick, M.D. continue to serve as directors after the annual meeting.

Proposal 2:

Adoption of the Telik, Inc. 2011 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
30,023,940	2,991,466	56,738	17,165,388

Proposal 3:

The selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
50,061,210	134,942	41,380	0

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: May 19, 2011	By:	/s/ William P. Kaplan
William P. Kaplan, Vice President, General Counsel and Corporate Secretary